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                                                                     Exhibit 5.1


                       [Bell, Boyd & Lloyd LLC Letterhead]



                                 August 30, 2002

Kewaunee Scientific Corporation
2700 West Front Street
Statesville, North Carolina  28687

                         Kewaunee Scientific Corporation
                       2000 Key Empoyee Stock Option Plan
                       Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Kewaunee Scientific Corporation, a Delaware corporation (the "Company"), in connection with the preparation, execution, and filing of the registration statement on Form S-8 of the Company (the "Registration Statement"), which covers an aggregate of 100,000 shares (the "Shares") of common stock, $2.50 par value per share (the "Common Stock") of the Company, offered under the Company's 2000 Key Employee Stock Option Plan (the "Plan"). We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such other documents, corporate and other records, certificates, and other papers as we deemed it necessary to examine for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and legally existing under the laws of the State of Delaware.

     2.   The Company has taken all action necessary to authorize (i) the Plan,
          (ii) the granting of options pursuant to the Plan, and (iii) the issuance of shares of its Common Stock in accordance with the Plan and upon the exercise of options granted pursuant to the Plan.

     3. The Shares, when issued and paid for in accordance with the Plan and upon the exercise of options granted pursuant to the Plan will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of Common Stock.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution, and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws.


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Kewaunee Scientific Corporation
August 30, 2002

Page 2




     We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement for the registration of the Shares under the Securities Act of 1933, as amended. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                Very truly yours,


                                /s/ Bell, Boyd & Lloyd LLC